EXHIBIT 99.1

Spectrum Brands, Inc. 601 Rayovac Drive Madison WI 53711-2497 P.O. Box 44960 Madison WI 53744-4960 (608) 275-3340

FOR IMMEDIATE RELEASE	Contact: Dave Prichard
608.278.6141

Spectrum Brands Holdings Acquires Majority Interest
in Skin Care Technology Leader Shaser Bioscience, Inc.

Significantly Enhances Company’s Position in $50 Billion Global Market
 for Home Use Dermatology and Hair Removal Devices

Investment Accelerates Expansion into Fast Growing,
High Margin Consumables Business

Madison, WI, November 12, 2012 – Spectrum Brands Holdings, Inc. (NYSE: SPB), a global consumer products company with market-leading brands, today announced that it has acquired a 56 percent interest in Shaser Bioscience, Inc., a privately held global technological leader in developing energy-based, aesthetic dermatological technology for home use devices, for $50 million in cash.  The transaction provides Spectrum Brands with exclusive rights to Shaser Bioscience’s entire range of technology platforms and establishes Spectrum Brands’ Remington® personal care division as a leader in large and rapidly growing segments of the worldwide beauty and skin care retail device market.

Building on a commercial partnership established in 2008 between Spectrum Brands and Shaser Bioscience, through which the companies have jointly developed and brought to market the Remington® i-LIGHT™Pro light-based hair removal system, the controlling interest in Shaser Bioscience will become part of Spectrum Brands’ Remington® personal care division.  The i-LIGHT™Pro, introduced in continental Europe in early 2010 and in the U.S. in 2011 following clearance by the U.S. Food and Drug Administration (FDA), is a revolutionary, dermatologist-recommended hair removal system utilizing the same Intense Pulsed Light (IPL) technology used by dermatologists to achieve professional results at home.

Spectrum Brands is creating a new consumables business within Remington to focus on developing a full line of energy-based, companion aesthetic dermatology devices and companion products using Shaser Bioscience technology to address the large, growing and unmet global demand for skin care solutions for conditions including unwanted signs of aging, acne and blemishes, spider veins and other retail aesthetic applications to be announced in the future. Combined with a global retail hair removal market estimated at $16.5 billion annually, the worldwide market for home use devices that address these conditions is estimated at more than $50 billion annually.

Spectrum expects that the acquisition will add substantial incremental revenue to Remington’s consumables business, approximately doubling consumables business revenues in fiscal 2013 and continuing rapid top-line growth in fiscal 2014.

“This transaction is consistent with Spectrum Brands’ strategy to grow its existing business lines through strategically and financially attractive bolt-on acquisitions in adjacent spaces,” said Dave Lumley, Chief Executive Officer of Spectrum Brands Holdings.  “Our majority interest in Shaser accelerates our objective to expand our high margin consumables business, builds on our recent product-line expansion into women’s hair accessories, and allows us to drive revenue growth by increasing our access to a huge global market in aesthetic dermatology products and hair removal.”

The investment marks a major new initiative by Spectrum Brands’ Remington® personal care division to develop and market transformational products that greatly enhance the lives of consumers and build upon its already rich heritage of providing consumers with outstanding value.  Employing the same energy-based, FDA-cleared technology as i-LIGHT™ Pro and used by dermatologists will enable Spectrum Brands and its Remington® personal care division to be a leading brand behind unique new beauty and skin care solutions consumers can use at home.

Lumley added, “Remington’s® new consumables business will focus on developing transformational new beauty solutions previously only available in dermatological clinics, using dedicated marketing and strategic resources to build awareness, brand equity, and generate sales.  We are excited about this opportunity to develop an effective, in-home, consumables-based range of effective solutions for consumers.”

“Shaser Bioscience is excited to be joining the Spectrum Brands family to drive the development of technology that can, for the first time, provide consumers with effective skin care solutions at home,” said Daniel Roth, CEO of Shaser Bioscience, Inc.  “Shaser’s aesthetic technology is based on the same proven scientific principles used in dermatology clinics to provide exciting solutions to the skin care challenges facing today’s consumers.  Shaser’s world-class team of physicians, researchers and regulatory experts are very enthusiastic about forming this long-term, strategic partnership with Spectrum Brands to develop and launch effective skin care solutions based on our unique home use, aesthetic energy-based technology.”

Additional Information on i-LIGHT™Pro

I-LIGHT™Pro, utilizing exclusive ProPulse™ technology to harness the power of IPL, has become the leading global home hair removal product to address the large, unmet consumer demand and dissatisfaction with existing solutions.

The proprietary ProPulse™ technology, exclusive to i-LIGHT™Pro, works similar to laser hair removal devices by disabling growth of the hair follicle with a laser-like flash of light that targets only the unwanted hair, while helping to keep surrounding skin cool and protected for optimal comfort.  Indicative of the easy-to-use characteristics of i-LIGHT™Pro, Remington offers a two-second flash rate, the fastest of any FDA-cleared IPL on the market, enabling treatment of an entire area in just minutes without any down time for re-charging.

Remington eventually plans to release several game-changing platforms to deliver significantly improved performance and user comfort with a keen focus on end-user experience.

About Remington

Remington® is “How the World Gets Ready.” A global leader and manufacturer of men’s and women’s grooming and styling products, Remington is an innovator of affordable hair care, electric shavers, wet shavers, wet shave products and body groomers and trimmers, and a subsidiary of Spectrum Brands Holdings. For more information about Remington, visit www.remingtonproducts.com.

About Spectrum Brands Holdings, Inc.

Spectrum Brands Holdings, Inc., a member of the Russell 2000 Index, is a global and diversified consumer products company and a leading supplier of batteries, shaving and grooming products, personal care products, small household appliances, specialty pet supplies, lawn & garden and home pest control products, personal insect repellents and portable lighting. Helping to meet the needs of consumers worldwide, the Company offers a broad portfolio of market-leading, well-known and widely trusted brands including Rayovac®, Remington®, Varta®, George Foreman®, Black & Decker®, Toastmaster®, Farberware®, Tetra®, Marineland®, Nature’s Miracle®, Dingo®, 8-in-1®, FURminator®,  Littermaid®, Spectracide®, Cutter®, Repel®, Hot Shot® and Black Flag®. Spectrum Brands Holdings' products are sold by the world's top 25 retailers and are available in more than one million stores in approximately 140 countries.  Spectrum Brands Holdings generated net sales of approximately $3.25 billion in fiscal 2012. For more information, visit www.spectrumbrands.com.

About Shaser Bioscience, Inc.

Based in Boston, MA, Shaser Bioscience, Inc. is a global technological leader in developing FDA-cleared, energy-based aesthetic dermatology devices, partnering with leading global consumer brands to bring these technologies into consumers’ homes. Shaser’s goal is to be the dominant provider of aesthetic devices to the consumer market, by developing proprietary technologies with clinically-proven performance, extensive intellectual property, superior engineering and design, and a relentless commitment to innovation.  ProPulse™ is a trademark owned by Shaser Bioscience, Inc.

Forward-Looking Statements

Certain matters discussed in this news release and other oral and written statements by representatives of the Company regarding matters such as the Shaser Bioscience transaction and expectations regarding the Company’s beauty and aesthetics business may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.These statements are subject to a number of risks and uncertainties that could cause results to differ materially from those anticipated as of the date of this release. Actual results may differ materially as a result of (1) Spectrum Brands Holdings' ability to manage and otherwise comply with its covenants with respect to its significant outstanding indebtedness, (2) the inability to integrate, and to realize synergies from, the combined businesses of Spectrum Brands and its acquired companies, including Shaser Bioscience, the Hardware & Home Improvement Group of Stanley Black & Decker, and other acquisitions, and its ability to develop its beauty and aesthetics business, (3) risks that changes and developments in external competitive market factors, such as introduction of new product features or technological developments, development of new competitors or competitive brands or competitive promotional activity or spending, (4) changes in consumer demand for the various types of products Spectrum Brands Holdings offers, (5) unfavorable developments in the global credit markets, (6) the impact of overall economic conditions on consumer spending, (7) fluctuations in commodities prices, the costs or availability of raw materials or terms and conditions available from suppliers, (8) changes in the general economic conditions in countries and regions where Spectrum Brands Holdings does business, such as stock market prices, interest rates, currency exchange rates, inflation and consumer spending, (9) Spectrum Brands Holdings' ability to successfully implement manufacturing, distribution and other cost efficiencies and to continue to benefit from its cost-cutting initiatives, (10) Spectrum Brands Holdings' ability to identify, develop and retain key employees, (11) unfavorable weather conditions and various other risks and uncertainties, including those discussed herein and those set forth in Spectrum Brands Holdings' and Spectrum Brands' securities filings, including the most recently filed Annual Report on Form 10-K for Spectrum Brands, Inc. or Quarterly Reports on Form 10-Q. Spectrum Brands Holdings also cautions the reader that its estimates of trends, market share, retail consumption of its products and reasons for changes in such consumption are based solely on limited data available to Spectrum Brands Holdings and management's reasonable assumptions about market conditions, and consequently may be inaccurate, or may not reflect significant segments of the retail market.

Spectrum Brands Holdings also cautions the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this release. Spectrum Brands Holdings undertakes no duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

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